                                                                    EXHIBIT 99.1

     IXYS Corporation Reports Results for Second Quarter of Fiscal Year 2002

     SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 18, 2001--IXYS Corporation (NASDAQ:SYXI) today reported revenues of $20.7 million for the quarter ended
        ----
September 30, 2001, which is a decrease of 23.0% over the $26.9 million in revenues for the same quarter in the prior fiscal year. Sequentially, revenues decreased 19.0% from the $25.6 million reported for the quarter ended June 30, 2001.

     For the six months ended September 30, 2001 IXYS reported revenues of $46.3 million, which was a 7.7% decrease as compared to $50.2 million in revenues for the same six-month period in the prior fiscal year.

     "Given the market conditions, the reduction in revenues has been within our expectations and prior guidance to investors. We are pleased to see that over the six-month period ended September 30, 2001 our revenues show relative stability and strength. We have taken the proper actions to reduce our expenses in anticipation of the reduced revenue level," said Nathan Zommer, Chief Executive Officer of IXYS. "We have also accelerated new product development efforts as capacity to produce such products has become available. In some of our products, we have experienced revenue and unit growth on a year over year basis, and have seen a strong demand for the new products we have introduced."

     Dr. Zommer concluded, "Despite the difficulty of the current marketplace, we remain confident in the long term prospects of our company. We are in a position of financial strength, and we plan to utilize our strong balance sheet to take advantage of the Company's previously announced share repurchase program."

     Gross profit was $7.0 million, or 33.9% of net sales, for the quarter ended September 30, 2001. This compares with a gross profit of $9.6 million, or 35.8% percent of net sales for the same quarter in the prior fiscal year. The decrease in gross profit reflects a change in the mix of products sold and a 10.0% decrease in overall units sold.

     For the six-month period ending September 30, 2001, gross profit was $15.3 million, or 33.1% of sales. This represents a 14.2% decrease in gross profit from $17.9 million, or 35.6% of sales for the same six-month period of the prior fiscal year.

     Net income in the quarter ended September 30, 2001 was $1,041,000 ($0.04 per share, diluted), which is a decrease of 61.3% over net income of $2,688,000 ($0.10 per share, diluted) in the quarter ended September 30, 2000. Net income in the quarter ended September 30, 2001 includes unusual legal and consulting expenses totaling about $1.8 million. Excluding these legal and consulting expenses, net income in the quarter ended September 30, 2001 would have been about $2.2 million ($0.07 per share diluted).

     For the six-month period ended September 30, 2001, net income was $2.6 million ($0.09 per share, diluted), a 58.8% decrease as compared with $6.4 million ($0.24 per share, diluted), in the same six-month period of the prior fiscal year. Excluding unusual legal and consulting expenses, net income for the six-month period ended September 30, 2001 would have been $4.7 million (or $0.16 per share, diluted).

     Arnold Agbayani, Chief Financial Officer of IXYS, said, "In the September quarter, we had begun to see some bottoming out in the decline of the company's revenues. However, the


                                       1.

terrorist attacks launched against the United States on September 11, 2001 and the continuing fallout that these terrorist attacks may have on the power semiconductor industry and thus the demand for our products, cannot be predicted with any degree of certainty at this time. We nevertheless expect that general economic conditions, perhaps exacerbated by the uncertainty created by the fallout from the terrorist attacks, will continue to have a negative effect on our revenues in the December quarter. Accordingly, we anticipate that our December quarter revenue will show a sequential decline from our performance for the fiscal quarter ended September 30, 2001 of about 15-20%. Lacking visibility into general economic and industry performance beyond December, 2001, we cannot provide guidance for quarters beyond December 2001."

     IXYS develops and markets primarily high performance power semiconductor devices that are used in controlling and converting electrical power efficiently in power systems for the telecommunication and internet infrastructure, motor drives, medical systems and transportation. IXYS also serves its markets with a combination of digital and analog integrated circuits.

     The statements in this news release relating to our expectations for our third fiscal quarter ending December 31, 2001 and our expectations related to actions taken to reduce our expenses, new product development efforts, new product introductions and future growth are forward looking in nature, and thus involve risks and uncertainties that could cause actual results to differ from predicted results. These risks and uncertainties include the effect that a continued slowdown in the semiconductor industry in general could have on our operations. Further information on other factors that could affect the Company's operations is detailed and included in the Company's Form 10-K, as filed with the Securities and Exchange Commission, which includes the IXYS Corporation audited financial statements as of March 31, 2001 and 2000. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

     Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the Company directly.


                                       2.

                                IXYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)


                                         March 31,  September 30,
                                           2001         2001
                                        ---------   ------------
ASSETS                                              (unaudited)
Current assets:
Cash and cash equivalents               $  45,182   $     40,179
Accounts receivable, net                   26,303         20,869
Inventories, net                           34,035         40,144
Prepaid expenses                              309            266
Deferred income taxes                       2,561          2,561
                                        ---------   ------------
Total current assets                      108,390        104,019
Plant and equipment, net                   13,960         15,729
Other assets                                4,749          5,227
Deferred income taxes                         315            315
                                        ---------   ------------
Total assets                            $ 127,414   $    125,290
                                        =========   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capitalized
 lease obligations                      $   1,737   $      1,765
Current portion of notes payable
 to bank                                      754            800
Accounts payable                           10,649          5,577
Accrued expenses and other
 liabilities                               13,243          9,508
                                        ---------   ------------
Total current liabilities                  26,383         17,650
Capitalized lease obligations,
 net of current portion                     3,425          4,923
Pension liabilities                         4,882          5,235
                                        ---------   ------------
Total liabilities                          34,690         27,808
                                        ---------   ------------
Common stock, $0.01 par value:
Issued and outstanding:
 26,662,132 in March 31, 2001 and
 26,785,520 in September 30, 2001             267            268
Additional paid-in capital                 91,873         92,342
Notes receivable from stockholders           (823)          (823)
Retained earnings                           3,889          6,516
Accumulated other comprehensive loss       (2,482)          (821)
                                        ---------   ------------
Stockholders' equity                       92,724         97,482
                                        ---------   ------------
Total liabilities and
 stockholders' equity                   $ 127,414   $    125,290
                                        =========   ============


                                       3.

                                IXYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (in thousands, except share data)
                                   (unaudited)


                            Three Months Ended     Six Months Ended
                               September 30,         September 30,
                            2000        2001        2000       2001
                          --------    --------    --------   --------
Net revenues              $ 26,919    $ 20,739    $ 50,193   $ 46,344
Cost of goods sold          17,271      13,706      32,325     31,005
                          --------    --------    --------   --------
Gross profit                 9,648       7,033      17,868     15,339
                          --------    --------    --------   --------
Operating expenses:
Research, development
 and engineering             1,217       1,238       2,381      2,419
Selling, general
 and administrative          3,515       3,069       6,546      6,546
                          --------    --------    --------   --------
Total operating expenses     4,732       4,307       8,927      8,965
                          --------    --------    --------   --------
Operating income             4,916       2,726       8,941      6,374
Other income(expense),
 net                          (584)     (1,046)      1,349     (2,138)
                          --------    --------    --------   --------
Income before
 income tax provision        4,332       1,680      10,290      4,236
Provision for income tax     1,644         639       3,908      1,609
                          --------    --------    --------   --------
Net income                $  2,688    $  1,041    $  6,382   $  2,627
                          ========    ========    ========   ========
Net income
 per share - basic        $   0.11    $   0.04    $   0.26   $   0.10
                          ========    ========    ========   ========
Weighted average shares
 used in per share
 calculation - basic        24,425      26,755      24,302     26,734
                          ========    ========    ========   ========
Net income
 per share - diluted      $   0.10    $   0.04    $   0.24   $   0.09
                          ========    ========    ========   ========
Weighted average shares
 used in per share
 calculation - diluted      27,461      28,837      27,075     28,915
                          ========    ========    ========   ========


                                       4.